UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Rule 14a-101

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

GRIFFIN INDUSTRIAL REALTY, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRIFFIN INDUSTRIAL REALTY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 14, 2019

PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Griffin Industrial Realty, Inc. (“Griffin”) will be held in the DoubleTree by Hilton Hotel, 569 Lexington Avenue, New York, NY 10022, on the 14th day of May 2019, at 2:00 p.m., local time, to consider and act upon:

1.           The election of David R. Bechtel, Edgar M. Cullman, Jr., Frederick M. Danziger, Michael S. Gamzon, Jonathan P. May,  Amy Rose Silverman and Albert H. Small, Jr., as directors of Griffin;

2.           The ratification of the selection of RSM US LLP as Griffin’s independent registered public accountants for fiscal 2019;

3.           The approval, on an advisory (non-binding) basis, of the compensation of Griffin’s named executive officers as presented in Griffin’s Proxy Statement;

4.           The approval of the First Amendment to the Griffin Industrial Realty, Inc. 2009 Stock Option Plan (“Griffin 2009 Stock Option Plan”) to extend the term of such plan; and

5.           Such other business as may properly be brought before the Annual Meeting or any postponement, continuation or adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

Only stockholders of record at the close of business on March 22, 2019 are entitled to notice of, and to vote at, the Annual Meeting.

3
ANTHONY J. GALICI
Secretary

Dated: April 8, 2019

GRIFFIN INDUSTRIAL REALTY, INC.

641 LEXINGTON AVENUE

26TH FLOOR

NEW YORK, NEW YORK 10022

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of Griffin Industrial Realty, Inc. (“Griffin”) in connection with the solicitation by its Board of Directors  (the “Board”) of proxies for the Annual Meeting of Stockholders to be held at 2:00 p.m. on May 14, 2019 in the DoubleTree by Hilton Hotel, 569 Lexington Avenue, New York, NY 10022, for the purposes set forth in the accompanying notice of meeting (the “Annual Meeting”).  Griffin anticipates that the Proxy Statement and proxy card will be distributed to stockholders on or about April 8, 2019.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2019

Griffin’s Proxy Statement and Annual Report are available at

http://materials.proxyvote.com/398231

The following proxy materials are available for review at http://materials.proxyvote.com/398231:

     Griffin’s 2019 Proxy Statement;

     Griffin’s Annual Report for the fiscal year ended November 30, 2018; and

     any supplements or amendments to the foregoing materials that are required to be furnished to stockholders.

You may obtain directions to attend the Annual Meeting, where you may vote in person, by calling Griffin’s corporate headquarters at (212) 218‑7910.

At the Annual Meeting, stockholders will be asked to consider and act upon the following proposals:

1.           The election of David R. Bechtel, Edgar M. Cullman, Jr., Frederick M. Danziger, Michael S. Gamzon, Jonathan P. May,  Amy Rose Silverman and Albert H. Small, Jr., as directors;

2.           The ratification of the selection of RSM US LLP (“RSM US”) as Griffin’s independent registered public accountants for fiscal 2019;

3.           The approval, on an advisory (non‑binding) basis, of the compensation of Griffin’s named executive officers as presented in this Proxy Statement;

4.           The approval of the First Amendment to the Griffin 2009 Stock Option Plan to extend the term of such plan; and

5.           Such other business as may properly be brought before the Annual Meeting or any postponement, continuation or adjournment thereof.

The Board recommends a vote “FOR” David R. Bechtel, Edgar M. Cullman, Jr., Frederick M. Danziger, Michael S. Gamzon, Jonathan P. May,  Amy Rose Silverman and Albert H. Small, Jr. as directors, “FOR” the ratification of the selection of RSM US as Griffin’s independent registered public accountants for fiscal 2019, “FOR” the approval, on an advisory (non‑binding) basis, of the compensation of Griffin’s named executive officers and “FOR” the approval of the First Amendment to the Griffin 2009 Stock Option Plan.

HOW DO I VOTE?

Griffin recommends that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time,  on May 13, 2019.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

GENERAL

This solicitation is being made on behalf of the Board. Any proxy received in the accompanying form may be revoked by the person executing it at any time before the authority thereby granted is exercised. A proxy may be revoked by attending the meeting and voting in person, by giving written notice of revocation to Griffin’s Secretary prior to or at the meeting, by granting a subsequent proxy through the Internet or telephone, or by delivering a duly executed proxy bearing a later date to Griffin’s Secretary. Proxies received by Griffin in such form will be voted at the meeting or any postponement, continuation or adjournment thereof as specified therein by the person giving the proxy; if no specification is made, the shares represented by such proxy will be voted:

i.            For the election of David R. Bechtel, Edgar M. Cullman, Jr., Frederick M. Danziger, Michael S. Gamzon, Jonathan P. May,  Amy Rose Silverman and Albert H. Small, Jr., as directors as described in this Proxy Statement;

ii.           For ratification of the selection of RSM US as Griffin’s independent registered public accountants for fiscal 2019;

iii.          For the approval, on an advisory (non‑binding) basis, of the compensation of Griffin’s named executive officers as presented in this Proxy Statement; and

iv.          For the approval of the First Amendment to the Griffin 2009 Stock Option Plan to extend the term of such plan.

Directors will be elected by a majority of the votes cast by stockholders entitled to vote on the election. This means that a nominee for director will be elected if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” the nominee’s election. Abstentions and broker “non-votes” will not be counted as a vote cast either “FOR” or “AGAINST” that nominee’s election, and therefore will have no effect on the election of directors. The ratification of the selection of RSM US as Griffin’s independent registered public accountants requires the affirmative vote of a majority in voting power of shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes cast against the proposal. Because brokers have discretionary authority to vote on the ratification of the selection of RSM US, Griffin does not expect any broker non‑votes in connection with the ratification. Each of the advisory (non‑binding) vote for the approval of the compensation of Griffin’s named executive officers and the vote to approve the First Amendment to the Griffin 2009 Stock Option Plan requires the affirmative vote of a majority in voting power of shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes cast against the approval, on an advisory (non-binding) basis of the compensation of Griffin’s named executive officers and the First Amendment to the Griffin 2009 Stock Option Plan. Broker “non‑votes” will be treated as though they are not entitled to vote and will have no effect on the outcome of these proposals.

Management knows of no matters that may be brought before the Annual Meeting or any postponement, continuation or adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any postponement, continuation or adjournment thereof, it is the intention of the persons named in the accompanying proxy card or their substitutes to vote the proxy in accordance with their judgment on such matters.

The cost of solicitation of proxies by the Board will be borne by Griffin. Such solicitation will be made by mail and, in addition, may be made by officers and employees of Griffin personally or by telephone, facsimile or electronic mail. Proxies and proxy material will also be distributed through brokers, custodians and other similar parties, and Griffin will reimburse such parties for their reasonable expenses. The solicitation and recording of proxies is being done by Broadridge Financial Solutions, Inc., and will cost approximately $15,000.

Each holder of a share of common stock of Griffin, par value $0.01 per share (the “Common Stock”), will be entitled to one vote for each share held of record by such person at the close of business on March 22, 2019 (the “Record Date”), which is the Record Date fixed by the Board for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement, continuation or adjournment thereof. As of such date, Griffin had 5,065,173 shares of Common Stock outstanding. A majority in voting power present in person or represented by proxy of these outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A total of 2,275,944 shares of Common Stock, representing approximately 44.9% of the outstanding shares of Common Stock, are held by members of the Cullman and Ernst Group (see “Security Ownership of Certain Beneficial Owners and Management and Principal Holders” for more information).

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Proposals by stockholders for Griffin’s 2020 Annual Meeting of Stockholders pursuant to Rule 14a‑8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by Griffin no later than December 10, 2019 if such proposal is to be considered for inclusion in the 2020 proxy materials of Griffin.

Stockholders intending to present a proposal at the 2020 Annual Meeting of Stockholders, but not to include the proposal in Griffin’s proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in Griffin’s Amended and Restated By‑laws. Griffin’s Amended and Restated By‑laws require, among other things, that Griffin’s Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than 120 days and not later than 90 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, Griffin must receive notice of such a proposal or nomination for the 2020 Annual Meeting of Stockholders no earlier than January 15, 2020 and no later than February 14, 2020. The notice must contain the information required by Griffin’s Amended and Restated By‑laws, a copy of which is available upon request to Griffin’s Secretary. In the event that the date of the 2020 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 14, 2020, then Griffin’s Secretary must receive such written notice not earlier than the 120th day prior to the 2020 Annual Meeting of Stockholders and not later than the 90th day prior to the 2020 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by Griffin. Griffin reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

PROPOSAL I. ELECTION OF DIRECTORS

At the Annual Meeting, seven directors (which will comprise the entire Board) are to be elected. The Board proposed the nominees listed below for election as directors to serve until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each director nominee will be elected if a majority of the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions not counted as a vote cast either or against that nominee’s election). If any nominee named below becomes unable to serve or for good cause will not serve, the proxy holders listed on Griffin’s proxy card will vote for such substitute nominee or nominees as may be designated by the Board, or the Board may elect to reduce the size of the Board. Amy Rose Silverman, a nominee for election as a director at the Annual Meeting was approved by the Board for inclusion on the proxy card to stand for election by the stockholders. The remaining six nominees who were approved by the Board for inclusion on the proxy card are current directors of Griffin. Director Thomas C. Israel is not standing for reelection at the Annual Meeting.

Under the Board’s Director Resignation Policy (the “Resignation Policy”), a director nominee who does not receive the required majority vote for election or re-election (a “Subject Director”) must promptly tender his or her resignation to the Board that will become effective upon acceptance of such resignation by the Board. The Nominating Committee or, if one or more of the members of the Nominating Committee is a Subject Director or if the Board determines that a committee other than the Nominating Committee should recommend whether to accept the Subject Director’s resignation, a committee consisting solely of independent directors who are not Subject Directors, will then make a recommendation to the Board as to whether the Board should accept or reject the Subject Director's resignation.  In accordance with the terms of the Resignation Policy, the Board will decide whether to accept or reject the tendered resignation or take other action regarding such resignation within 90 days from the date of the certification of the election results. The Company will promptly disclose the Board’s decision in a Form 8-K.

Griffin’s Director Nominees

Griffin’s nominees for election as director are the following:

	(Age) and Date Since
	Which Has			Also Has Served as a
Name (letters refer to	Continuously		Principal Occupation	Director of the
Committee memberships,	Served as a		and Business Experience	Following Corporations During
Identified below)	Director of Griffin		During the Past Five Years (1)	The Past Five Years
David R. Bechtel (a) (c)	(51)	2016	Principal of Barrow Street Holdings LLC since September 2012; founder and managing member of Outpost Capital Management LLC since 2001; and founder and manager of GP Management LLC since January 2011.

			Mr. Bechtel has many years of general business experience and expertise as a managing member, principal, and head of finance of financial services and natural resource companies.

Edgar M. Cullman, Jr. (3)	(73)	2015	Managing member of Culbro LLC, a private equity investment firm, since 2005; President and Chief Executive Officer of General Cigar Holdings from 1996 through April 2005.

Mr. Cullman, Jr. has many years of general business experience and expertise as an executive of a public company. Mr. Cullman, Jr. is familiar with Griffin’s real estate business from his experience as President and Chief Executive Officer of Culbro Corporation (“Culbro”) when Griffin’s real estate operations were part of Culbro prior to the spin-off of Griffin from Culbro in 1997.

	(Age) and Date Since
	Which Has			Also Has Served as a
Name (letters refer to	Continuously		Principal Occupation	Director of the
Committee memberships,	Served as a		and Business Experience	Following Corporations During
Identified below)	Director of Griffin		During the Past Five Years (1)	The Past Five Years
Frederick M. Danziger (2) (3)	(79)	1997

Executive Chairman of the Board of Directors of Griffin since 2016; Chairman of the Board of Directors and Chief Executive Officer of Griffin from May 2012 through December 2015; President and Chief Executive Officer of Griffin from April 1997 through May 2012.

				Monro, Inc.; Bloomingdale Properties, Inc.

			Mr. Danziger’s background as a lawyer and his extensive experience and knowledge with respect to real estate and real estate financing provides a unique perspective to the Board.

Michael S. Gamzon (2)	(49)	2016

Director, President and Chief Executive Officer of Griffin since January 2016; President and Chief Operating Officer of Griffin from May 2012 through December 2015; Chief Operating Officer of Griffin from September 2010 to January 2016; Executive Vice President of Griffin from September 2010 to May 2012; Vice President of Griffin from January 2008 through August 2010.

Mr. Gamzon’s experience and knowledge, with respect to real estate activities in his capacity as an executive of Griffin, including leading Griffin’s efforts in expanding its real estate business into markets outside of Connecticut, provides a unique perspective to the Board.

	(Age) and Date Since
	Which Has			Also Has Served as a
Name (letters refer to	Continuously		Principal Occupation	Director of the
Committee memberships,	Served as a		and Business Experience	Following Corporations During
Identified below)	Director of Griffin		During the Past Five Years (1)	The Past Five Years
Jonathan P. May (a) (b) (c)	(52)	2012

Founder and co-managing partner of Floresta Ventures, LLC since March 2016; Executive Director of Natural Capital Partners (formerly known as The CarbonNeutral Company), a private company that is a leading provider of carbon reduction programs for corporations, since September 2015; Chief Operating Officer and Chief Financial Officer and a Director of The CarbonNeutral Company from 2008 through September 2015; Founder and Managing Director of Catalytic Capital, LLC from 2004 to 2008.

			Mr. May has significant general business experience, finance experience, and expertise as an executive.

Amy Rose Silverman	(52)	—	President and Chief Executive Officer of Rose Associates, a real estate and property management firm, since December 2017; Co-President of Rose Associates since 2008.

Ms. Rose is a recognized expert on residential real estate in New York City, is a frequent speaker in premier professional conferences and participates as a guest lecturer at The NYU Schack Institute of Real Estate and Columbia Business School.   Ms. Rose’s significant experience in design, construction, leasing and management of premier high-rise and mixed-use residential buildings provides a unique perspective to the Board.

(Age) and Date Since
	Which Has			Also Has Served as a
Name (letters refer to	Continuously		Principal Occupation	Director of the
Committee memberships,	Served as a		and Business Experience	Following Corporations During
Identified below)	Director of Griffin		During the Past Five Years (1)	The Past Five Years
Albert H. Small, Jr. (b) (c)	(62)	2009

Presently active in the development and management of several commercial and office developments in Washington D.C.; President of WCI Communities Mid‑Atlantic Division from March 2005 through March 2008; President of Renaissance Housing Corporation from 1984 through March 2005.

United Bankshares, Inc.

Mr. Small, Jr. has significant experience in real estate development and management which gives him unique insights into Griffin’s challenges, opportunities and operations.

Member of the (a) Audit Committee; (b) Compensation Committee; and (c) Nominating Committee.

1.           Except as otherwise indicated, each director has had the same principal occupation during the past five years.

2.           Michael S. Gamzon is the son‑in‑law of Frederick M. Danziger.

3.           Edgar M. Cullman, Jr. and Frederick M. Danziger are brothers‑in‑law.

The Board held six meetings during fiscal 2018. Griffin’s Board has an Audit Committee, a Compensation Committee and a Nominating Committee. Committee memberships of the Board are indicated in the above table and under “Audit Committee,” “Nominating Committee” and “Compensation Committee” below. All directors attended all board and committee meetings (of committees of which they were members) during fiscal 2018.

Griffin encourages, but does not require, Board members to attend the Annual Meeting. In 2018,  all of the Board members attended the 2018 Annual Meeting of Stockholders. The independent members of Griffin’s Board meet in executive session after all regular Board meetings.

Board Independence

Under Nasdaq rules, an “independent director” of a company means a person who is not an officer or employee of the company or its subsidiaries and, in the opinion of the company’s board of directors, does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that its directors David R. Bechtel, Thomas C. Israel, Jonathan P. May and Albert H. Small, Jr., and director nominee Amy Rose Silverman, qualify as independent under Nasdaq rules. All of the members of the Audit, Compensation and Nominating Committees are independent directors under the applicable Nasdaq and U.S. Securities and Exchange Commission (“SEC”) rules.

Executive Officers who are not Directors

Name	Age	Principal Occupation During the Past Five Years
Anthony J. Galici	61	Vice President, Chief Financial Officer and Secretary of Griffin since 1997.
Thomas M. Lescalleet	56	Senior Vice President of Griffin Industrial, LLC, a subsidiary of Griffin, since March 2002.

Audit Committee

Griffin’s Audit Committee consists of David R. Bechtel, Thomas C. Israel and Jonathan P. May with Mr. Israel serving as Chairman. The Audit Committee meets the Nasdaq composition requirements, including the requirements regarding financial literacy. The Board has determined that each member of the Audit Committee is independent under the listing standards of Nasdaq and the rules of the SEC regarding audit committee membership. In addition, Mr. Israel qualifies as a financially sophisticated Audit Committee member under the Nasdaq rules based on his employment experience in finance.

The Audit Committee approves all auditing and non‑auditing services, reviews audit reports and the scope of audit by Griffin’s independent registered public accountants and related matters pertaining to the preparation and examination of Griffin’s financial statements. From time to time, the Audit Committee makes recommendations to the Board with respect to the foregoing matters. The Audit Committee held five meetings in fiscal 2018.

Board of Directors’ Role in Oversight of Risk

Management is responsible for Griffin’s day‑to‑day risk management activities, and the Board’s role is to engage in informed risk oversight. In fulfilling this oversight role, Griffin’s Board focuses on understanding the nature of Griffin’s enterprise risks, including operations, strategic direction and cybersecurity, as well as the adequacy of Griffin’s overall risk management system. There are a number of ways the Board performs this function, including the following:

•

at its regularly scheduled meetings, the Board receives management updates on Griffin’s business operations, financial results and strategy, and discusses risks related to its business including cybersecurity threats and how those threats are managed;

•

the Audit Committee assists the Board in its oversight of risk management by discussing with management, particularly the Chief Executive Officer and the Chief Financial Officer, Griffin’s major risk exposures and the steps management has taken to monitor and control such exposures; and

•

through management updates and committee reports, the Board monitors Griffin’s risk management activities, including the risk management process, risks relating to Griffin’s compensation programs, and financial and operational risks being managed by Griffin.

The Board does not believe that its role in the oversight of Griffin’s risk affects the Board’s leadership structure.

Compensation Risk

The Compensation Committee reviews compensation policies and practices affecting employees in addition to those applicable to executive officers. The Compensation Committee has determined that it is not reasonably likely that Griffin’s compensation policies and practices for its employees would have a material adverse effect on Griffin.

Nominating Committee

Griffin’s Nominating Committee consists of David R. Bechtel, Thomas C. Israel, Jonathan P. May and Albert H. Small, Jr. with Mr. May serving as Chairman. All four members of the Nominating Committee are independent directors under the applicable Nasdaq rules. The Nominating Committee reviews candidates for appointment to the Griffin Board. In searching for qualified director candidates, the Board may solicit current directors and ask them to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee may consult with outside advisors or retain search firms to assist in the search for qualified candidates. The Nominating Committee will also consider suggestions from stockholders for nominees for election as directors. The Nominating Committee does not have a policy on the consideration of board nominees recommended by stockholders. The Board believes such a policy is unnecessary, as the Nominating Committee will consider a nominee based on his or her qualifications, regardless of whether the nominee is recommended by stockholders. Any stockholder who wishes to recommend a candidate to the Nominating Committee for consideration as a director nominee should submit the recommendation in writing to the Secretary of Griffin in accordance with the procedures in Griffin’s Amended and Restated By-Laws for stockholder nominations of directors to permit the Nominating Committee to complete its review in a timely fashion. The Nominating Committee operates under a written charter, which is publicly available in the “Corporate Governance” section of the “Investors” section of Griffin’s website located at www.griffinindustrial.com. The Nominating Committee held one meeting in fiscal 2018.

In March 2019, the Nominating Committee reviewed and recommended Amy Rose Silverman to the Board as a nominee for election as a director at the Annual Meeting. Ms. Rose was recommended to the Nominating Committee by a non-employee director. The Nominating Committee engaged a search firm to assist in identifying potentially qualified candidates, however, Ms. Rose was not identified by the search firm. In accordance with the Board’s informal policy for the retirement of nonemployee directors at age 75 or older, Thomas C. Israel, a Board member since 2000, is not standing for reelection at the Annual Meeting. The Board thanks Mr. Israel for his service and will miss his perceptive analysis of Griffin’s plans and operations.

Board Diversity; Selection and Evaluation of Director Candidates

The Board seeks to ensure that a majority of its members are independent within the Nasdaq listing standards. In evaluating the desired skills and characteristics of prospective Board members, the Nominating Committee values diversity, including profession, geography, gender, ethnicity, skills and experience. When the Nominating Committee evaluates the desired skills and characteristics of prospective Board members, it will include diversity, in its broadest sense, within the context of the composition of the Board as a whole, and it will assess the effectiveness of this policy as part of its annual self-evaluation. The Nominating Committee shall select prospective Board members with personal and professional integrity, who have demonstrated appropriate ability and judgment and who the Nominating Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of Griffin and its stockholders. In addition, directors must be committed to devoting the time and effort necessary to be responsible and productive members of the Board.

Board Leadership Structure

The Board believes that there is no single, generally accepted approach to providing Board leadership, and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company at any given time. Accordingly, the optimal board leadership structure for Griffin may vary as circumstances change. Griffin’s Board was led by a Non Executive Chairman through 2011, as separate individuals held the positions of Chairman of the Board and Chief Executive Officer, and the Chairman of the Board was not an employee. In May 2012, the Board appointed Frederick M. Danziger as Chairman of the Board. Mr. Danziger had been Chief Executive Officer since 1997. In making that appointment, the Board concluded that Griffin and its stockholders were best served by having Mr. Danziger serve as Chairman of the Board and Chief Executive Officer. The Board believed that Mr. Danziger’s combined role as Chairman of the Board and Chief Executive Officer promoted unified leadership and a single, clear focus and direction for management to execute Griffin’s strategy and business plans. Since January 1, 2016, the positions of Chairman of the Board and Chief Executive Officer have been held by separate individuals, Mr. Frederick M. Danziger and Mr. Michael S. Gamzon, respectively. Mr. Danziger intends to retire as an employee of Griffin as of May 31, 2019 but will continue to serve as Chairman to provide Board leadership continuity.

Communication with the Board or Nominating Committee

Stockholders who wish to communicate with the Board or the Nominating Committee should address their communications to Jonathan P. May, Chairman of the Nominating Committee, via first class mail, at Griffin Industrial Realty, Inc., 641 Lexington Avenue, 26th Floor, New York, New York, 10022. Such communication will be distributed to the specific director(s) requested by the stockholders, or if generally to the Board, to other members of the Board as may be appropriate depending on the material outlined in the stockholder communication.

Compensation Committee

Griffin’s Compensation Committee consists of Thomas C. Israel, Jonathan P. May and Albert H. Small, Jr., with Mr. Small, Jr. serving as Chairman. All of the members of the Compensation Committee are independent directors and meet the heightened independence requirements for members of the compensation committee under Nasdaq rules. The Compensation Committee oversees Griffin’s executive compensation programs, Griffin’s 2009 Stock Option Plan, Griffin’s 401(k) Savings Plan (the “Griffin 401(k) Savings Plan”) and Griffin’s non‑qualified deferred compensation plan (the “Deferred Compensation Plan”).

The Compensation Committee operates under a written charter, which is publicly available in the “Corporate Governance” section of the “Investors” section of Griffin’s website located at www.griffinindustrial.com. Under its charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of Griffin to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, Griffin’s Amended and Restated By‑laws and applicable rules of Nasdaq. The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time.

The Compensation Committee held two meetings in fiscal 2018.

Insider Trading Policy

Griffin’s Insider Trading Policy covers all directors, officers, employees and consultants of Griffin (including members of their households) and any entities controlled by individuals subject to the Insider Trading Policy (such entities together with all directors, officers, employees, consultants and all persons living in their households are referred to as “Covered Persons”). Griffin’s Insider Trading Policy prohibits Covered Persons from: (a) purchasing Griffin stock on margin or pledging Griffin  securities to secure loans; (b) selling short Griffin stock; (c) buying or selling put or call options on Griffin stock or entering into other derivative transactions; and (d) entering into other hedging transactions involving Griffin Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND PRINCIPAL HOLDERS

The following table lists the number of shares and options to purchase shares of common stock of Griffin beneficially owned or held by: (i) each person known by Griffin to beneficially own more than 5% of the outstanding shares of common stock; (ii) each director; (iii) the Named Executive Officers (as defined in “Executive Compensation”); and (iv) all directors and executive officers of Griffin, collectively. Unless otherwise indicated, information is provided as of March 22, 2019.

	Shares
	Beneficially	Percent
Name and Address (1)	Owned (2)	of Total
Cullman and Ernst Group (3)	2,356,309	45.8
Edgar M. Cullman, Jr. (3)	879,562	17.3
Frederick M. Danziger (3)	294,884	5.8
Michael S. Gamzon (3)	131,989	2.6
David R. Bechtel	4,701	*
4 Brookside Park
Greenwich, CT 06831
Thomas C. Israel	38,212	*
Ingleside Investors
12 East 49th Street
New York, NY 10017
Jonathan P. May	8,761	*
116 East 95th Street
New York, NY 10128
Amy Rose Silverman	—	—
777 Third Avenue, 6th Floor
New York, NY 10017
Albert H. Small, Jr.	12,816	*
7311 Arrowood Road
Bethesda, MD 20817
Anthony J. Galici	39,026	*
Griffin Industrial Realty, Inc.
204 West Newberry Road
Bloomfield, CT 06002
Thomas M. Lescalleet	4,166	*
Griffin Industrial, LLC
204 West Newberry Road
Bloomfield, CT 06002
Scott Bosco	7,333	*
Griffin Industrial, LLC
204 West Newberry Road
Bloomfield, CT 06002
Gabelli Funds, LLC et al (4)	1,636,522	32.3
Gabelli Funds, LLC
One Corporate Center
Rye, NY 10580
All directors and executive officers collectively, consisting of 10 persons (5)	1,421,450	27.3

*Less than 1%

(1)	Unless otherwise indicated, the address of each person named in the table is 641 Lexington Avenue, New York, NY 10022.
(2)

This information reflects the definition of beneficial ownership adopted by the SEC. Beneficial ownership reflects sole investment and voting power, unless otherwise indicated in the footnotes to this table. Where more than one person shares investment and voting power in the same shares, such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and executive officers. Includes stock options granted pursuant to the Griffin 2009 Stock Option Plan, as amended, that are exercisable within 60 days of March 22, 2019 as follows:

Options Exercisable
Within 60 Days of
Name	March 22, 2019
Edgar M. Cullman, Jr.	4,755
Frederick M. Danziger	25,000
Michael S. Gamzon	43,333
David R. Bechtel	3,607
Thomas C. Israel	12,816
Jonathan P. May	8,761
Amy Rose Silverman	—
Albert H. Small, Jr.	6,891
Anthony J. Galici	16,666
Thomas M. Lescalleet	4,166
Scott Bosco	7,333

(3)

Based on Schedule 13D/A filed with the SEC on April 27, 2017 on behalf of the Cullman and Ernst Group and Griffin’s records. Included in the shares held by the Cullman and Ernst Group are the following:

		Shares with	Shares with
	Shares	Sole Voting and	Shared Voting
	Beneficially	Dispositive	and Dispositive
Name	Owned	Power	Power
Cullman Jr., Edgar M.	879,562	54,363	825,199
Cullman, Susan R.	785,121	42,760	742,361
Danziger, Lucy C.	584,103	85,286	498,817
Danziger, David M.	468,372	59,402	408,970
Gamzon, Rebecca D.	386,996	10,550	376,446
Ernst, John L.	380,955	7,349	373,606
Sicher, Carolyn B.	344,029	21,422	322,607
Cullman, Georgina D.	340,149	9,550	330,599
Cullman, Elissa F.	325,449	14,850	310,599
Cullman, Samuel B.	324,193	13,594	310,599
Cullman III, Edgar M.	321,858	11,259	310,599
Danziger, Frederick M.	294,884	90,129	204,755
B Bros. Realty LLC (a)	233,792	233,792	—
Kirby, John J.	152,223	4,730	147,493
Gamzon, Michael S.	131,989	81,989	50,000
Fabrici, Carolyn S.	116,037	—	116,037
Ernst, Alexandra	94,428	1,748	92,680
Danziger, Sheena S.	50,000	—	50,000
Kerns, Jessica P.	45,134	1,250	43,884
Estate of Louise B. Cullman (b)	39,548	39,548	—
Ernst, Margot P.	21,777	—	21,777
Ernst, Matthew L.	5,176	1,650	3,526

(a)	Susan R. Cullman and John L. Ernst are managing members.
(b)	Edgar M. Cullman, Jr., Susan R. Cullman and Lucy C. Danziger are executors.

The Schedule 13D/A states that there is no formal agreement governing the Cullman and Ernst Group’s holding and voting of shares held by members of the Cullman and Ernst Group but that there is an informal understanding that the persons and entities included in the group will hold and vote together with respect to shares owned by each of them in each case subject to any applicable fiduciary responsibilities. None of the shares held by members of the Cullman and Ernst Group are pledged.

(4)

Griffin has received a copy of Schedule 13D/A and Schedule 13G/A as filed with the Commission by Gabelli Funds, LLC et al, reporting ownership of these shares as of July 10, 2018 and December 31, 2018, respectively. As reported in said Schedule 13D/A and Schedule 13G/A, Gabelli Funds, LLC reports sole dispositive power with respect to 571,201 shares, GAMCO Asset Management Inc. (“GAMCO”) reports sole voting power with respect to 756,621 of these shares and sole dispositive power with respect to 810,321 of these shares and Teton Advisors, Inc. (“Teton Advisors”) reports sole voting and dispositive power with respect to 255,000 of these shares. The securities have been acquired by GGCP, Inc. (“GGCP”), and certain of its direct and indirect subsidiaries, including GAMCO Investors, Inc. (“GBL”), on behalf of their investment advisory clients. Mario Gabelli, as the controlling stockholder, Chief Executive Officer and a director of GGCP, Chairman and Chief Executive Officer of GBL, and the controlling shareholder of Teton Advisors, is deemed to have beneficial ownership of the shares owned beneficially by Gabelli Funds, LLC, GAMCO and Teton Advisors. GBL and GGCP are deemed to have beneficial ownership of the shares beneficially owned by each of the foregoing persons other than Mario Gabelli and the Gabelli Foundation, Inc. For the shares held by Gabelli Funds, LLC, with respect to the 41,100 shares held by the Gabelli Capital Asset Fund, the 56,000 shares held by the Gabelli Equity Trust, the 104,000 shares held by the Gabelli Asset Fund, the 62,000 shares held by the Gabelli Value 25 Fund, Inc., the 272,600 shares held by the Gabelli Small Cap Growth Fund, the 9,000 shares held by the Gabelli Equity Income Fund, the 15,500 shares held by the Gabelli Go Anywhere Fund, and the 11,001 shares held by the Gabelli Global Small and Mid Cap Value Trust, the proxy voting committee of each such fund has taken and exercises in its sole discretion the entire voting power with respect to the shares held by such funds.

(5)	Excluding shares held by certain charitable foundations, the officers and/or directors of which include certain officers and directors of Griffin.

INTERESTS IN CERTAIN TRANSACTIONS

On November 24, 2015, the Audit Committee approved a ten year sublease whereby Griffin leased approximately 1,920 square feet of office space for its New York City corporate headquarters from Bloomingdale Properties, Inc. (“Bloomingdale Properties”), an entity controlled by certain members of the Cullman and Ernst Group (see “Security Ownership of Certain Beneficial Owners and Management and Principal Holders”), for rent starting at $121,000 per year, with annual increases of 1.5%, except for an increase of $9,600 at the start of the sixth year of the sublease. The sublease with Bloomingdale Properties was at market rates for such space at the time the sublease was entered into and enables either Griffin or Bloomingdale Properties to terminate the sublease agreement upon a change in control (as defined therein) of either Griffin or Bloomingdale Properties. The sublease of office space from Bloomingdale Properties reduced the occupancy costs for Griffin’s corporate headquarters.

The information given in this Proxy Statement with respect to the five‑year business experience of each director and officer, beneficial ownership of stock, interlocks and the respective interests of persons in transactions to which Griffin or any of its subsidiaries was a party (other than as appears from the records of Griffin), is based upon statements furnished to Griffin by its directors and officers.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for Griffin’s executive officers who are named in the “Summary Compensation Table” below.  As a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, Griffin is not required to include a Compensation Discussion and Analysis and has elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. Griffin’s named executive officers (the “Named Executive Officers”) for the fiscal year ended November 30, 2018 were as follows:

Frederick M. Danziger	Executive Chairman of the Board (“Executive Chairman”) of Griffin
Michael S. Gamzon	Director, President and Chief Executive Officer (“CEO”) of Griffin
Thomas M. Lescalleet	Senior Vice President, Griffin Industrial, LLC

Shareholder Say‑on‑Pay Votes

At Griffin’s 2018 annual meeting of stockholders, Griffin’s stockholders were given the opportunity to cast an advisory vote on Griffin’s executive compensation. Approximately 99.5% of the votes cast on this “2018 say‑on‑pay vote” were voted in favor of the proposal. Griffin has considered the 2018 say‑on‑pay vote and believes that the support for the 2018 say‑on‑pay vote proposal indicates that Griffin’s stockholders casting votes are supportive of the approach to executive compensation. Thus, Griffin did not make changes to its executive compensation arrangements in response to the 2018 say‑on‑pay vote. In the future, Griffin will continue to consider the outcome of the say‑on‑pay votes when making compensation decisions regarding its Named Executive Officers.

Summary Compensation Table

The following table presents information regarding compensation of each of Griffin’s Named Executive Officers for services rendered during fiscal years 2018, 2017 and 2016:

					Non-Equity
				Option	Incentive Plan	All Other
		Salary	Bonus	Awards (1)	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)		($)
Frederick M. Danziger	2018	$350,000	$—	$—	$54,227	$151	(2)	$404,378
Executive Chairman	2017	$350,000	$—	$—	$77,600	$137		$427,737
of Griffin	2016	$369,308	$—	$—	$58,207	$2,893		$430,408

Michael S. Gamzon	2018	$519,038	$—	$—	$118,580	$15,785	(3)	$653,403
President and Chief	2017	$509,039	$—	$—	$174,863	$15,437		$699,339
Executive Officer of Griffin	2016	$485,760	$—	$640,750	$116,413	$13,781		$1,256,704

Thomas M. Lescalleet	2018	$268,974	$—	$—	$147,225	$11,622	(4)	$427,821
Senior Vice President,	2017	$263,700	$—	$—	$217,136	$11,440		$492,276
Griffin Industrial, LLC	2016	$258,530	$—	$135,375	$133,175	$12,213		$539,293

(1)

The amounts shown for Option Awards reflect the grant date fair value of options granted in fiscal 2016. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock option awards contained Note 7 of the Notes to Consolidated Financial Statements in Part II, Item 8, “Financial Statements and Supplementary Data” of Griffin’s Form 10-K/A for the fiscal year ended November 30, 2018, filed with the SEC on April 5, 2019.

(2)	Represents life insurance premium.
(3)	Represents life insurance premium of $252, matching contributions related to the Griffin 401(k) Savings Plan of $7,297 and matching contributions related to the Deferred Compensation Plan of $8,236.
(4)	Represents life insurance premium of $252, matching contributions related to the Griffin 401(k) Savings Plan of $8,070 and a medical insurance allowance of $3,300.

Outstanding Equity Awards at Fiscal Year‑End

The following table presents information with respect to each unexercised stock option held by Griffin’s Named Executive Officers as of November 30, 2018. There are no restricted stock awards.

	Option Awards (1)
					Value of	Value of
	Number of	Number of			Unexercised	Unexercised
	Securities	Securities			In-the-Money	In-the-Money
	Underlying	Underlying			Options at	Options at
	Unexercised	Unexercised	Option		Fiscal Year	Fiscal Year
	Options	Options	Exercise	Option	End (2)	End (2)
	(#)	(#)	Price	Expiration	($)	($)
Name	Exercisable	Unexercisable	($)	Date	Exercisable	Unexercisable
Frederick M. Danziger	25,000	—	$28.77	1/19/2021	$167,000	$—

Michael S. Gamzon	25,000	—	$28.77	1/19/2021	$167,000	$—
	—	55,000	$26.89	5/13/2026	$—	$470,800
	25,000	55,000			$167,000	$470,800

Thomas M. Lescalleet	—	12,500	$26.89	5/13/2026	$—	$107,000

(1)	Stock options issued to employees vest in equal installments on the third, fourth and fifth anniversaries from the date of grant (which is ten years prior to the applicable option expiration date).
(2)

The amounts presented in these columns have been calculated based upon the difference between the fair market value of $35.45 per share (the closing price of Griffin’s common stock on November 30, 2018) and the exercise price of each stock option.

Narrative to Summary Compensation Table and Additional Narrative Disclosure

As of November 30, 2018, Griffin was not a party to any employment, change in control or other agreement with any Named Executive Officers that was expected to obligate Griffin to provide for material compensation or benefits, including any payments at, following, or in connection with a termination of employment, change in control or change in the Named Executive Officer’s responsibilities.  The narrative below describes the material elements of compensation disclosed in the Summary Compensation Table above.

Base Salary

Griffin pays base salaries to its Named Executive Officers in order to provide a consistent, minimum level of pay that sustained individual performance warrants. The annual base salaries of the Executive Chairman and the CEO were determined by the Compensation Committee. The annual base salary of Mr. Lescalleet was determined by the Executive Chairman and the CEO and approved by the Compensation Committee.

Annual Incentive Compensation Program

Each of the Named Executive Officers participated in the Griffin Industrial Realty, Inc. Incentive Compensation Plan for fiscal year 2018 (the “Griffin Incentive Plan”), Under the Griffin Incentive Plan, incentive compensation was awarded based on the achievement of certain specific performance measures in one or more of the following six categories: (i) Adjusted Funds from Operations; (ii) Property Sales; (iii) Build-to-Suit Projects; (iv) Buildings Built on Speculation; (v) Leasing; and (vi) Acquisitions. Each Named Executive Officer is entitled to a specific percentage of each incentive compensation pool under the Griffin Incentive Plan based upon his responsibilities as determined by senior management and approved by the Compensation Committee. Additionally, the Compensation Committee retains the discretion to adjust incentive compensation awards to Griffin’s employees. The Compensation Committee did not utilize such discretion to adjust any incentive compensation awards (or grant any discretionary bonus amounts) to Griffin’s Named Executive Officers for fiscal 2018.

The maximum compensation amounts and amounts accrued under the Griffin Incentive Plan with respect to each objective for fiscal 2018, based on the level of achievement of each incentive plan component, is shown in the following table. The amounts in the table below reflect performance against each incentive plan component.

	Maximum Aggregate	Amount Earned
	Amount of Incentive	Based on Actual Level
Incentive Plan Component	Plan Component	of Achievement
Adjusted Funds from Operations	$562,500	$508,583
Property Sales	250,000	44,909
Build-to-Suit Projects	250,000	150,000
Buildings Built on Speculation	250,000	—
Leasing	180,000	126,313
Acquisitions	200,000	—
	$1,692,500	$829,805

The aggregate amount of $829,805 earned under the Griffin Incentive Plan is not expected to be fully allocated and paid to Griffin employees for fiscal 2018. Incentive compensation for fiscal 2018 of approximately $760,000 is expected to be paid to Griffin employees under such plan, with $320,032 of such amount paid to Named Executive Officers. Such payments to the Named Executive Officers will be based on the specific percentages of each incentive compensation pool as per the Griffin Incentive Plan.

Equity Compensation

No stock options were awarded to any of the Named Executive Officers or to any employee of Griffin in fiscal 2018. The currently outstanding stock options held by the Named Executive Officers Stock vest in equal installments on the third, fourth and fifth anniversaries from the date of grant, subject to acceleration of vesting as set forth below.

While Griffin was not a party to any employment, change in control or other agreement with any Named Executive Officers, pursuant to the Griffin 2009 Stock Option Plan, if option grants are assumed by a successor corporation (or a parent or subsidiary thereof) in connection with a change in control, the vesting of such grants will be accelerated upon termination of a Named Executive Officer’s employment upon or within twelve months following such change in control. As of November 30, 2018, the closing market price of $35.45 per share of Griffin common stock exceeded the exercise price for all of the outstanding options held by Named Executive Officers and the aggregate value of all unvested options held by the Named Executive Officers (based on the excess of the November 30, 2018 closing price of Griffin’s common stock over the exercise price) was $577,800. The individual awards for each Named Executive Officer and the values thereof are set forth in the table in the Outstanding Equity Awards at Fiscal Year-End section above.

Deferred Compensation

Griffin maintains a Deferred Compensation Plan for certain of its employees, including the Named Executive Officers, who, due to Internal Revenue Service regulations, cannot take full advantage of the Griffin 401(k) Savings Plan. A portion of an eligible employee’s salary may be deferred under the Deferred Compensation Plan. The investment options in the Deferred Compensation Plan currently mirror those of the Griffin 401(k) Savings Plan. The Deferred Compensation Plan is unfunded, with benefits to be paid from Griffin’s assets. Performance results of an employee’s balance in the Deferred Compensation Plan are based on the returns of the mutual funds and one common collective trust fund that may be selected by the employee as if the amounts deferred were invested in the selected mutual funds and the common collective trust fund. Distributions from the Deferred Compensation Plan generally may occur at termination of employment, change in control and/or at the time of qualifying hardship events. Participants of Griffin’s Deferred Compensation Plan may elect to have their balances paid out in a lump sum or annual installments upon termination of employment or a change in control of Griffin. Griffin’s contributions to the Deferred Compensation Plan for Mr. Gamzon in an amount equal to $8,236 is included in the “All Other Compensation” column of the Summary Compensation Table. Messrs. Danziger and Lescalleet did not contribute to the Deferred Compensation Plan in fiscal 2018. No earnings from the Deferred Compensation Plan are included in the “All Other Compensation” column of the Summary Compensation Table.

Director Compensation

The following table represents information regarding the compensation paid during fiscal 2017 to members of Griffin’s Board who are not also employees (the “Non‑Employee Directors”). The compensation paid to Messrs. Frederick M. Danziger and Michael S. Gamzon is presented above in the Summary Compensation Table and the related explanatory notes. Messrs. Frederick M. Danziger and Michael S. Gamzon did not receive compensation related to their activities as members of the Board.

	Fees
	Earned or	Option
	Paid in Cash	Awards		Total
Name	($)	($)		($)
David R. Bechtel	$52,500	$14,972	(1)	$67,472
Edgar M. Cullman, Jr.	$39,000	$14,972	(1)	$53,972
Thomas C. Israel	$64,500	$14,972	(1)	$79,472
Jonathan P. May	$62,000	$14,972	(1)	$76,972
Albert H. Small, Jr.	$54,500	$14,972	(1)	$69,472

(1)

The amount shown for Option Awards reflects the grant date fair value of options granted in fiscal 2018. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock option awards contained in Note 7 of the Notes to Consolidated Financial Statements in Part II, Item 8, “Financial Statements and Supplementary Data” of Griffin’s Form 10‑K/A for the fiscal year ended November 30, 2018, filed with the SEC on April 5, 2019.

The following table represents the number of outstanding and unexercised stock option awards held by each of the Non‑Employee Directors as of November 30, 2018:

Number of
Shares
Subject to
Outstanding
Options
Director	as of 11/30/18
David R. Bechtel	4,646
Edgar M. Cullman, Jr.	5,794
Thomas C. Israel	13,855
Jonathan P. May	9,800
Albert H. Small, Jr.	9,679

Members of the Board who are not employees of Griffin receive $30,000 per year, $1,500 for each board meeting they attend and $1,000 for each committee meeting they attend. A non-employee Chairman of the Board receives an annual fee of $15,000. The Chairmen of the Audit and Compensation Committees each receive an annual fee of $10,000 per year. The Nominating Committee Chairman receives an annual fee of $5,000 per year. Audit and Compensation Committee members, excluding the Chairmen, each receive $5,000 per year for their service on those Committees. Members of the Nominating Committee, excluding the Chairman, each receive $2,500 per year for their service on that Committee. Annual fees are paid in quarterly installments. Upon the initial election of a Non-Employee Director to the Board, the Non-Employee Director is granted options exercisable for shares of common stock at an exercise price that is the fair market value of a share of common stock at the time of the grant. The number of shares subject to options granted to Non-Employee Directors at the time of initial election to the Board is equal to $60,000 divided by the fair market value per share of Griffin common stock at the time of grant. Stock options granted to Non-Employee Directors upon their initial election to the Board vest immediately upon issuance. The Griffin 2009 Stock Option Plan also provides that Non-Employee Directors annually receive options exercisable for shares of common stock at an exercise price that is the fair market value of a share of common stock at the time of grant. Under the Griffin 2009 Stock Option Plan, the number of shares, subject to options, granted to Non-Employee Directors upon their reelection to the Board, is equal to $40,000 divided by the fair market value per share of Griffin common stock at the time of grant. Stock options granted to Non-Employee Directors upon their reelection to the Board vest on the second anniversary of the date of grant. In 2018, Griffin granted each of the Non-Employee Directors an option exercisable for 1,039 shares of common stock upon their reelection to the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Griffin’s officers and directors, and persons who own more than ten percent of its common stock, to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulation to furnish Griffin with copies of all Section 16(a) forms they file. Based on its involvement in the preparation of certain such forms, and a review of copies of other such forms received by it, Griffin believes that with respect to fiscal 2018, all such Section 16(a) filing requirements were satisfied.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

Griffin’s Audit Committee is comprised of Mr. Bechtel, Mr. Israel, as Chairman, and Mr. May. All members of the Audit Committee meet the Nasdaq composition requirements, including the requirements regarding financial literacy, and the Board has determined that each member is independent under the listing standards of Nasdaq and the rules of the SEC, regarding audit committee membership. The Audit Committee operates under a written charter, which is publicly available in the “Corporate Governance” section of the “Investors” section of Griffin’s website located at www.griffinindustrial.com.

The primary function of the Audit Committee is to assist Griffin’s Board with its oversight responsibilities regarding: (i) the integrity of Griffin’s financial statements; (ii) Griffin’s compliance with legal and regulatory requirements; (iii) the independent registered public accountant’s qualifications and independence; and (iv) the performance of the independent registered public accountants. The Audit Committee prepared the report required by the rules of the SEC to be included in this Proxy Statement.

The Audit Committee’s powers and responsibilities include: (1) the sole authority for the appointment, compensation, retention and oversight of the independent registered public accountants; (2) the pre-approval of audit and non-audit services by the independent registered public accountants; (3) the review of independence of the independent registered public accountants; (4) the ongoing review of all related party transactions; (5) the establishment of procedures for the receipt, retention and treatment of complaints received by Griffin regarding accounting, internal accounting controls or auditing matters; and (6) the regular reporting to the Board of any issues that arise with respect to the quality or integrity of Griffin’s financial statements.

Review of Griffin’s Audited Financial Statements for the Fiscal Year Ended November 30, 2018

The Audit Committee reviewed and discussed the audited consolidated financial statements of Griffin for the fiscal year ended November 30, 2018 with Griffin’s management. The Audit Committee discussed with RSM US, Griffin’s independent registered public accountants for the fiscal year ended November 30, 2018, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 “Communications with Audit Committees.”

The Audit Committee has also received the written disclosures and the letter from RSM US required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence. The Audit Committee has discussed the independence of RSM US with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that Griffin’s audited consolidated financial statements be included in Griffin’s Annual Report on Form 10 K for the fiscal year ended November 30, 2018 for filing with the SEC.

Submitted By:	Thomas C. Israel (Chairman)
David R. Bechtel
Jonathan P. May

The information under “Review of Griffin’s Audited Financial Statements for the Fiscal Year Ended November 30, 2018” shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Griffin specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL II. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTANTS

The following is a summary of the fees incurred by Griffin for professional services rendered by RSM US for fiscal 2018 and fiscal 2017:

	Fiscal	Fiscal
	2018 Fees	2017 Fees
Audit fees	$452,947	$430,781
Audit-related fees	70,400	20,585
Tax fees	49,375	50,675
All other fees	—	—
	$572,722	$502,041

Audit fees consist of fees incurred for professional services rendered for the audit of Griffin’s consolidated financial statements and for the review of Griffin’s interim consolidated financial statements. Audit‑related fees in fiscal 2018 reflect fees for professional services rendered by RSM US in connection with Griffin’s filing of a universal shelf registration statement and a prospectus supplement for an “at-the-market” equity offering program and fees for the audit of the Griffin 401(k) Savings Plan by RSM US. Audit‑related fees in fiscal 2017 reflect fees for the audit of the Griffin 401(k) Savings Plan by RSM US. Tax fees consist of fees incurred for professional services performed by RSM US relating to tax compliance, tax reporting and tax planning. There were no consulting fees paid to RSM US in fiscal 2018 or fiscal 2017.

The Audit Committee’s policy is to pre‑approve all audit, audit‑related and tax services to be provided by the independent registered public accountants. During fiscal 2018, Griffin’s Audit Committee pre‑approved all audit, audit‑related and tax services. The Audit Committee has considered the non‑audit services provided by RSM US and determined that the services provided were compatible with maintaining the independence of RSM US.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE

SELECTION OF RSM US LLP

While the submission of this proposal to a vote of stockholders is not legally required, the Audit Committee and management believe that stockholder ratification of Griffin’s selection of RSM US as its independent registered public accountants is desirable. In the event this selection is not ratified by the affirmative vote of a majority of shares of Griffin common stock present or represented by proxy and entitled to vote on the proposal, the Audit Committee will consider that fact when it selects the independent registered public accountants for the following year. The Audit Committee may, in its discretion, replace RSM US as independent registered public accountants at a later date without the approval of the stockholders.

A representative of RSM US is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

PROPOSAL III. APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, as amended, Griffin is requesting stockholder approval, on an advisory (non-binding) basis, of the compensation of Griffin’s Named Executive Officers as presented in the Executive Compensation section beginning on page 15 and the compensation tables included therein beginning on page 16 including the narrative disclosure thereto. Griffin has determined to hold a say on pay advisory vote every year, and the next say on pay advisory vote (following the advisory (non-binding) vote at this Annual Meeting) will occur at the 2020 Annual Meeting of Stockholders.

Griffin’s executive compensation program has been designed to attract, motivate and retain the management talent Griffin believes is necessary to achieve its financial and strategic goals. Griffin’s compensation programs reward each of its Named Executive Officers for team results and individual contributions.

Griffin’s executive compensation programs consist of three principal elements:

1.            Base Salary;

2.            Annual Incentive Compensation Programs; and

3.            Long‑Term Incentive Program.

Griffin’s executive compensation programs consist of a mixture of base salary and incentive compensation that provides for a portion of executive compensation to be “at‑risk.” Griffin’s executive compensation programs balance the focus on both short‑ and long‑term goals, encouraging executives to focus on the health of Griffin during the immediate fiscal year through annual incentive compensation programs, and for the future through the long‑term incentive program (i.e., equity awards). Griffin’s executive compensation programs are consistently reviewed by the Compensation Committee, which consists solely of independent directors, to ensure that they provide Griffin’s executives with competitive pay opportunities and reflect current practices.

As an advisory vote, this proposal is not binding upon the Board or Griffin in any way. However, the Compensation Committee, which is responsible for the design and administration of Griffin’s executive compensation practices, values the opinions of Griffin’s stockholders expressed through your vote on this proposal. The Compensation Committee will consider the outcome of this vote in making future compensation decisions for Griffin’s Named Executive Officers.

Accordingly, Griffin will present the following resolution for vote at the Annual Meeting:

“RESOLVED, that the stockholders of Griffin Industrial Realty, Inc. (“Griffin”) approve, on an advisory (non-binding) basis, the compensation of Griffin’s Named Executive Officers as described in “Executive Compensation” and disclosed in the 2018 Summary Compensation Table and related compensation tables and narrative disclosure as set forth in Griffin’s 2019 Proxy Statement.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE

APPROVAL, ON AN ADVISORY (NON‑BINDING) BASIS, OF THE COMPENSATION OF GRIFFIN’S NAMED EXECUTIVE OFFICERS

AS PRESENTED IN THIS PROXY STATEMENT

The proposal to approve the compensation of Griffin’s Named Executive Officers, on an advisory (non‑binding) basis, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

PROPOSAL IV. APPROVAL OF FIRST AMENDMENT TO THE GRIFFIN 2009 STOCK OPTION PLAN

We are asking you to approve the First Amendment to the Griffin 2009 Stock Option Plan (such amendment, the “First Amendment”) and such plan, as amended by the First Amendment, the “Plan”). Our Board adopted the First Amendment on April 3, 2019, effective as of (and subject to) stockholder approval at the Annual Meeting.  The Plan will become effective if it is approved by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal.

The First Amendment, to the extent approved by the stockholders at the Annual Meeting will cause the Plan to remain in place through April 3, 2029, the tenth anniversary of adoption of such First Amendment by our Board,  and allow grants through such date (provided that no grants shall be made after April 3, 2019 and prior to the receipt of stockholder approval at the Annual Meeting).  Stockholder approval of the Plan is necessary in order for Griffin to (1) meet the Nasdaq stockholder approval requirements, and (2) be permitted to grant incentive stock options ("ISOs") thereunder.

The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the Griffin 2009 Stock Option Plan, which is incorporated by reference to Exhibit 10.2 to the Form 10-K filed on February 13, 2014, and the First Amendment, which is attached hereto as Appendix A.

Highlights of the Plan

The Plan allows Griffin to grant stock options to directors, officers, employees and consultants of Griffin and its affiliates as incentives and rewards for superior performance. Some of the key features of the Plan that reflect Griffin's commitment to effective management of incentive compensation are as follows:

•

No Repricing or Replacement of Options.  The Plan prohibits, without stockholder approval: (i) the amendment of options to reduce the exercise price, and (ii) the replacement of an option with cash or any other award when the price per share of the option exceeds the fair market value of the underlying shares.

•

No In-the-Money Options.  The Plan prohibits the grant of options with an exercise or base price less than the fair market value of Griffin common stock, generally the closing price of Griffin common stock, on the date of grant.

•

Independent Administration.  The Compensation Committee of the Board, which consists of only independent directors, will be responsible for the general administration of the Plan with respect to options granted to employees and consultants. The full Board will administer the Plan with respect to awards made to non-employee directors.

Administration

The Plan will generally be administered by the Compensation Committee. However, the Compensation Committee may delegate to a committee of one or more members of the Board or one or more of Griffin's officers the authority to grant or amend awards to participants other than Griffin's senior executives who are subject to Section 16 of the Exchange Act. Unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more non-employee directors appointed by and holding office at the pleasure of the Board, each of whom is a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "independent director" under the rules of the Nasdaq (or other principal securities market on which shares of Griffin common stock are traded). In addition, the full Board will administer the Plan with respect to awards made to non-employee directors. The Compensation Committee and the Board, as applicable, are sometimes referred to herein as the "Administrator." The Administrator will have the authority to administer the Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

Eligibility

Persons eligible to participate in the Plan include all non-employee members of the Board, consisting of five directors following the 2019 Annual Meeting of Stockholders and approximately 34 employees and one consultant of Griffin and its subsidiaries and affiliates, as determined by the Administrator.

Limitation on Awards and Shares Available

The maximum number of shares of Griffin common stock available for issuance under the Plan is equal to 386,926 and such maximum is not affected by the First Amendment.  Notwithstanding the foregoing, no more than a total of 386,926 shares of Griffin common stock may be delivered upon exercise of ISOs under the Plan. Any shares that are subject to awards of options under the Plan will be counted against this limit as one (1) share for every one (1) share granted. The shares of Griffin common stock covered by the Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. The market value (i.e., the closing price) of a share of Griffin common stock as of April 4, 2019 was $34.80.

If any shares subject to an award under the Plan are forfeited or expire or an award under the Plan is settled for cash, then any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Plan. However, any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award, and any shares purchased on the open market with the cash proceeds from the exercise of options, under the Plan, may not be used again for new grants. Any shares that again become available for grant will be added back as one (1) share if such shares were subject to an option under the Plan.

Awards granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock ("Substitute Awards") will not reduce the shares authorized for grant under the Plan. In no event shall a Substitute Award include any award made in connection with the cancellation and repricing of an option. Additionally, in the event that a company acquired by Griffin or any of its subsidiaries or affiliates or with which Griffin or any of its subsidiaries or affiliates combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the Plan and will not reduce the shares authorized for grant under the Plan, absent the acquisition or combination, and will only be made to individuals who were not employed by or providing services to Griffin or any of its subsidiaries or affiliates immediately prior to such acquisition or combination.

The maximum number of shares of Griffin common stock that may be subject to one or more awards granted to any one participant pursuant to the Plan during any fiscal year of Griffin is 50,000.

Awards

The Plan provides for the grant of both ISOs and nonqualified stock options. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Plan, except that the Plan provides for formula option grants to Griffin's non-employee directors which are explained below in connection with the "New Plan Benefits" table. See the Summary Compensation Table and Grants of Plan-Based Awards Table for information on awards granted under the Plan to Griffin's named executive officers identified in those tables.

Stock options, including ISOs, and nonqualified stock options may be granted pursuant to the Plan. The option exercise price of all stock options granted pursuant to the Plan will not be less than 100% of the fair market value of Griffin common stock on the date of grant. Stock options may be exercised as determined by the Administrator, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of Griffin stock, however, shall have an exercise price that is not less than 110% of the fair market value of Griffin common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000.

Payment Methods

The Administrator will determine the methods by which payments by any award holder with respect to any awards granted under the Plan may be paid, the form of payment, including, without limitation: (1) cash or check; (2) shares of our common stock issuable pursuant to the award or held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate payments required; (3) the delivery of a written or electronic notice that the award holder has placed a market sell order with a broker with respect to shares of our common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to Griffin upon settlement of such sale; or (4) other form of legal consideration acceptable to the Administrator. However, no participant who is a member of the Board or an "executive officer" of Griffin within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the Plan, or continue any extension of credit with respect to such payment in any method which would violate the prohibitions on loans made or arranged by Griffin as set forth in Section 13(k) of the Exchange Act.

Vesting and Exercise of an Award

The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award which is not vested at the holder's termination of service with us will subsequently become vested, except as may be otherwise provided by the Administrator in the agreement relating to the award or by action following the grant of the award.

Generally, an option may only be exercised while such person remains an employee, consultant or non-employee director of us or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder's termination of service with us or one of our subsidiaries or affiliates. An award may be exercised for any vested portion of the shares subject to such award until the award expires. Upon the grant of an award or following the grant of an award, the Administrator may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events, including a change in control or a holder's termination of employment or service with us or otherwise.

Transferability

In general, no award under the Plan may be transferred other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed.

Adjustment Provisions

Certain transactions with Griffin's stockholders not involving Griffin's receipt of consideration, such as a stock split, spin-off, stock dividend or certain recapitalizations may affect the share price of Griffin common stock (which transactions are referred to collectively as "equity restructurings"). In the event that an equity restructuring occurs, Griffin's Board will equitably adjust the class of shares issuable and the maximum number and kind of shares of Griffin common stock subject to the Plan (and the maximum number of shares deliverable pursuant to the exercise of ISOs under the Plan), and will equitably adjust outstanding awards as to the class, number of shares and price per share of Griffin common stock. Other types of transactions may also affect Griffin common stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and Griffin's Board determines that an adjustment to the Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the Plan, the Administrator will equitably adjust the Plan as to the class of shares issuable and the maximum number of shares of Griffin's common stock subject to the Plan (and the maximum number of shares deliverable pursuant to the exercise of ISOs under the Plan), as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of Griffin's common stock in such manner as it may deem equitable.

Amendment and Termination

The Board or the Compensation Committee may terminate, amend, or modify the Plan at any time; however, except to the extent permitted by the Plan in connection with certain changes in capital structure, stockholder approval will be obtained for any amendment to (i) increase the number of shares available under the Plan, (ii) reduce the per share exercise price of the shares subject to any option below the per share exercise price as of the date the option was granted, and (iii) cancel any option in exchange for cash or another award when the option price per share exceeds the fair market value of the underlying shares. Subject to shareholder approval of the First Amendment, in no event may an award be granted pursuant to the Plan on or after the tenth anniversary of the date our Board approved the First Amendment. If shareholder approval of the First Amendment is not received, no future award will be made under the Plan.

Federal Income Tax Consequences

With respect to nonqualified stock options, Griffin is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of Griffin common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and Griffin will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the tax consequences described for nonqualified stock options will apply.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

New Plan Benefits

The Plan contains a formula for granting stock options to Griffin's non-employee directors. Assuming that Griffin stockholders approve the First Amendment, beginning in 2019 Griffin's non-employee directors will continue to be awarded options under the Plan. Pursuant to the formula set forth in the Plan, each non-employee director who is re-elected to the Board at any annual meeting of the Griffin stockholders will automatically (and for 2019, immediately following approval of the First Amendment) be granted an option to purchase the number of shares of stock equal to the ratio of (a) $40,000 to (b) the fair market value per share of stock as of the date of such annual meeting. Each individual who first becomes a non-employee director after the date the Plan becomes effective will automatically be granted an option to purchase the number of shares of stock equal to the ratio of (x) $60,000 to (y) the fair market value per share of stock as of the date of the individual becomes a non-employee director. Board members who are employees and who retire as employees but remain on the Board will not be granted an initial award, but will be eligible for annual awards at each annual meeting of the Company's stockholders following his or her retirement.

The following table sets forth the expected option grants under the Plan that will be made to Griffin's non-employee directors in 2019, assuming that Griffin's stockholders approve the First Amendment, that four of Griffin's non-employee directors are re-elected to the Board in 2019, and that one new non-employee director is elected or appointed to the Board in 2019. Mr. Danziger will not be entitled to receive an option grant in 2019 in respect of his service as a non-employee director.

	Dollar Value	Number of Shares
Name and Position	($)	Underlying Awards
Non-Employee Director Group	$220,000	(1)

(1)	The number of shares underlying awards to our non-employee directors will be determined at the date of the grant of the award.

Because the grant of awards under the Plan, other than with respect to awards to non-employee directors as described above, is within the discretion of the Administrator, and the Administrator has not made any other determination as to grants or awards to be made under the Plan, the Company cannot determine any other participants that the Administrator will select to participate in the Plan, or the type or size of any other award that will in the future be received by or allocated to any participant in the Plan. The Company also cannot determine the participants that the Administrator would have selected to participate in the Plan, or the type or size of any award that the Administrator would have approved, had the Plan been in effect during the last fiscal year.

Interest of Certain Persons in the Plan

Stockholders should understand that Griffin's executive officers and non-employee directors may be considered to have an interest in the approval of the Plan because they may in the future receive awards under it. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors by implementing the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE

APPROVAL OF THE FIRST AMENDMENT TO THE GRIFFIN 2009 STOCK OPTION PLAN

The proposal to approve the First Amendment to the Griffin 2009 Stock Option Plan requires the affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

HOUSEHOLDING

The SEC’s rules permit Griffin to deliver a single set of proxy materials to one address shared by two or more of its stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, Griffin has delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. Griffin agrees to deliver promptly, upon written or oral request, a separate copy of proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of proxy materials, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify Griffin if you hold registered shares. Registered stockholders may notify Griffin by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

A copy of Griffin’s Annual Report on Form 10‑K/A filed with the SEC, including the financial statements and the financial statement schedules thereto, is available to Griffin’s stockholders without charge at Griffin’s Web site (www.griffinindustrial.com), at the Web site  maintained by the SEC (http://www.sec.gov/) and at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, a limited number of copies are available at Griffin’s offices, without charge, and may be obtained upon written request to:

Griffin Industrial Realty, Inc.
641 Lexington Avenue
26th Floor
New York, New York 10022
Attention: Corporate Secretary

Appendix A

FIRST AMENDMENT TO THE GRIFFIN INDUSTRIAL REALTY, INC.

2009 STOCK OPTION PLAN

This FIRST AMENDMENT TO THE GRIFFIN INDUSTRIAL REALTY, INC. 2009 STOCK OPTION PLAN (the “First Amendment”) is hereby adopted by the Board of Directors of Griffin Industrial Realty, Inc. (the “Company”) on April 3, 2019.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned in the Griffin Industrial Realty, Inc. 2009 Stock Option Plan (the “Option Plan”).

RECITALS:

WHEREAS, the Company currently maintains the Option Plan;

WHEREAS, pursuant to Section 9.1 of the Option Plan, the Option Plan may be wholly or partially amended or otherwise modified at any time or from time to time by the Board; and

WHEREAS, the Board has deemed it advisable and in the best interests of the Company to amend the Option Plan as described herein.

NOW, THEREFORE, THE BOARD HAS DECLARED that, subject to the approval of the stockholders of the Company and effective as of the date of such stockholder approval (the “Amendment Date”), the Option Plan shall be amended as follows:

1. Section 2.18 of the Option Plan is hereby amended and restated in its entirety as follows:

““Effective Date” shall mean April 3, 2019.”

2. The last sentence of Section 9.1 of the Option Plan is hereby amended and restated in its entirety as follows:

“No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after April 3, 2029.”

3. This Amendment shall be, effective as of the Amendment Date, subject to its approval by the stockholders of the Company within twelve (12) months following the date hereof. To the extent this First Amendment is not approved by the stockholders of the Company within twelve (12) months following the date hereof, it shall be of no force and effect.

4. Upon the Amendment Date, this Amendment shall be incorporated in and form a part of the Option Plan.
5. Except as set forth herein, the Option Plan shall remain unchanged and in full force and effect following the Amendment Date.

* * * * *

I hereby certify that the foregoing First Amendment to the Griffin Industrial Realty, Inc. 2009 Stock Option Plan was duly adopted by the Board of Directors of Griffin Industrial Realty, Inc. on April 3, 2019.

GRIFFIN INDUSTRIAL REALTY, INC.

By:	/s/ Anthony J. Galici
Name:	Anthony J. Galici
Title:	Vice President, Chief Financial Officer

If you would like to reduce the costs incurred by our company in mailing proxy materials, the instructions above to vote using the Internet and, when prompted, indicate that you Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR all the nominees listed below: 1. The election of seven directors to serve for a one-year term expiring at the 2020 annual meeting or until their successors are duly elected and qualified. Nominees David R. Bechtel For 0 0 0 0 0 0 0 For 0 Against 0 0 0 0 0 0 0 Against 0 Abstain 0 0 0 0 0 0 0 Abstain 0 For 0 Against 0 Abstain 0 01 3. Approval, on an advisory (non-binding) basis, of the compensation of Griffin's named executive officers as presented in Griffin's Proxy Statement. 02 Edgar M. Cullman, Jr. 0 0 0 03 Frederick M. Danziger 4. Approval of the First Amendment to the Griffin 2009 Stock Option Plan to extend the term of such plan. 04 Michael S. Gamzon 05 Jonathan P. May NOTE: Such other business as may properly come before the meeting or any postponement, continuation, or adjournment thereof. 06 Amy Rose Silverman 07 Albert H. Small, Jr. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. Ratification of the selection of RSM US LLP as Griffin's independent registered public accountants for fiscal 2019. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000416625_1 R1.0.1.18 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/13/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 on 05/13/2019. Have your proxy card in hand when you call and then follow the instructions. John Sample 234567VOTE BY MAIL 1234567 1234567NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # → SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 GRIFFIN INDUSTRIAL REALTY, INC. ATTN: ANTHONY GALICI, VP CHIEF FINANCIAL OFFICER AND SECRETARY 204 WEST NEWBERRY ROAD BLOOMFIELD, CT 06002 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com GRIFFIN INDUSTRIAL REALTY, INC. Annual Meeting of Stockholders May 14, 2019 2:00 PM ET This proxy is solicited by the Board of Directors The undersigned holder(s) of Common Stock of Griffin Industrial Realty, Inc. ("Griffin") hereby authorizes and appoints Frederick M. Danziger and Michael S. Gamzon, or either of them, as proxies with full power of substitution in each, to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of Griffin that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM local time, on May 14, 2019, at the DoubleTree by Hilton Hotel, 569 Lexington Avenue, New York, NY 10022 and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000416625_2 R1.0.1.18